GRANTED
EFiled: Mar 14 2023 04:32PM EDT
Transaction ID 69354515 Case No. 2023-0203-LWW
IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

IN RE SHARECARE, INC.

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)    C.A. No. 2023-0203-LWW
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[PROPOSED] ORDER UNDER 8 DEL. C. § 205

WHEREAS, on July 1, 2021, Sharecare, Inc. (“Sharecare”) filed its Fourth Amended and Restated Certificate of Incorporation (the “Charter”) with the
Delaware Secretary of State;

WHEREAS, from time to time on or after July 1, 2021 through the date of this Order, the Company has issued shares of its capital stock, and other securities convertible into or exercisable for shares of its capital stock, in reliance on the Charter;
WHEREAS, on February 10, 2023, Sharecare filed with this Court a Verified Petition for Relief Under 8 Del. C. § 205 (the “Petition”); and
WHEREAS, the Court, having considered the factors in 8 Del. C.

§ 205(d), and for good cause shown,

IT IS HEREBY ORDERED, this day of     , 2023, that, under 8 Del. C. § 205:
1.The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective retroactive to the date of its filing with the

Office of the Secretary of State of the State of Delaware on July 1, 2021, and all amendments effected thereby.
2.The Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the Charter are hereby validated and declared effective, each as of the original issuance dates.

Vice Chancellor Lori W. Will

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69263481 Current Date: Mar 14, 2023 Case Number: 2023-0203-LWW Case Name: In Re Sharecare, Inc.
Court Authorizer
Comments:
The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 14, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will